Exhibit 99.1

Novavax Announces Proposed Public Offering of Common Stock

Gaithersburg, MD (April 11, 2018)—Novavax, Inc. (Nasdaq: NVAX), a clinical-stage biotechnology company committed to delivering novel products to prevent infectious diseases, today announced that it intends to offer to sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. As part of this offering Novavax intends to grant the underwriters a 30-day option to purchase additional shares of its common stock equal to up to 15% of the number of shares of common stock offered pursuant to the underwritten public offering.

Citigroup and Piper Jaffray & Co. are acting as joint book-running managers of the offering.

All shares being offered are to be sold by Novavax. Net proceeds from the offering are to be used for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures related to clinical and preclinical vaccine candidates, as well as acquisitions and other strategic purposes.

The securities described above are being offered by Novavax pursuant to its registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering may be made only by means of the preliminary prospectus supplement and the prospectus relating to the proposed offering, copies of which may be obtained, when available, from Citigroup and Piper Jaffray & Co., Attention: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@pjc.com.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biotechnology company committed to delivering novel products to prevent infectious diseases. Its RSV and influenza nanoparticle vaccine candidates are Novavax’ most advanced clinical programs and are at the forefront of Novavax’ efforts to improve global health.

Forward-Looking Statements

Statements contained in this press release, including those relating to the sale of common stock, and those statements using words such as “expects” and “intends” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; our planned use of the proceeds from this offering; capital market risks; our ability to raise additional capital when needed; and other risk factors identified in Part I, Item 1A “Risk Factors,” of the Novavax Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) and in other reports filed from time to time with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are all available at www.sec.gov. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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Contact:

Investors:

Erika Trahan

Senior Manager, Investor & Public Relations

ir@novavax.com

240-268-2000

Westwicke Partners

John Woolford

John.woolford@westwicke.com

443-213-0506

Media:

Sam Brown

Mike Beyer

mikebeyer@sambrown.com

312-961-2502